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                                                                    EXHIBIT 6(c)

                               AGREEMENT OF LEASE

     This Agreement, made at Cincinnati, OH this 25th day of MARCH, 1999, by and between SHARON HILLS INC. herein called "LESSOR", and JOHN FITZGERALD, DBA PICK-UPS PLUS, 3532 IRWIN SIMPSON RD., SUITE 85, MASON, OH 45040 herein called "LESSEE".

1. DESCRIPTION OF PREMISES. LESSOR leases to LESSEE, and LESSEE hires from LESSOR, as herein provided, the premises located at the following address:
     11370 READING RD., CINCINNATI, OH 45241 which premises consist of an interior space of approximately 4,500 square feet, and which premises are located upon the above described real estate. The foregoing premises along with a non-exclusive right to the use of the parking at this location are hereinafter referred to as the "PREMISES".

2. TERM. The term of this Lease shall begin on the 1st day of APRIL, 1999 and terminate on the 31st day of MARCH, 2002 unless sooner terminated or extended as hereinafter provided.

3. BASE RENT. The base rent for the Lease term shall be SEVENTY NINE THOUSAND TWO HUNDRED and 00/100 DOLLARS ($79,200.00). LESSEE agrees to pay LESSOR said amount in installments of TWO THOUSAND TWO HUNDRED DOLLARS AND 00/100 ($2,200.00) each, beginning on the 1st day of APRIL, 1999 and payable on the 1st day of each month thereafter during the term of the Lease.

4. SECURITY DEPOSIT. The LESSEE has deposited with the LESSOR a security deposit of ONE THOUSAND NINE HUNDRED FIVE and 00/100 DOLLARS ($1,905.00) which the LESSOR may apply to any damages incurred as a result of a breach of this Lease by LESSEE. Lessee agrees to pay first months rent and security deposit upon signing of lease.

5. USE OF PREMISES. The PREMISES are leased to be used as an office/store and warehouse. LESSEE agrees to restrict the use to such purposes, and not to use, or permit the use of, the PREMISES for any other purpose without first obtaining the consent in writing of LESSOR.

6. NO USE THAT INCREASES INSURANCE RISK. LESSEE agrees not to use the PREMISES in any manner, even in LESSEE'S use for the purposes for which the PREMISES are leased, that will increase risks covered by insurance on the building where the PREMISES are located, so as to increase the rate of insurance on the PREMISES, or to cause cancellation of any insurance policy covering the building. LESSEE further agrees not to keep on the PREMISES, or permit to be kept, used, or sold thereon, anything prohibited by the policy of fire insurance covering the PREMISES. LESSEE agrees to comply, at LESSEE'S own expense, with all requirements of insurers necessary to keep in force the fire and public liability insurance covering the PREMISES and building.


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7.   NO WASTE, NUISANCE, OR UNLAWFUL USE. LESSEE shall not commit, or allow to be committed, any waste on the PREMISES, create or allow any nuisance to exist on the PREMISES, or use or allow the PREMISES to be used for an unlawful purpose, or in violation of any environmental regulations, local, state, or federal.

8. PAYMENT OF UTILITIES. LESSEE shall pay for all utilities furnished the PREMISES for the term of this Lease, including electricity, gas, water, sewer and telephone service.

9. REPAIRS AND MAINTENANCE. LESSEE shall maintain and keep the interior of the PREMISES in good repair, including but not limited to electrical, heating, air conditioning, and plumbing system, and make said repairs and any decoration at LESSEE'S own expense. LESSEE shall also carefully control and guard all fires therein, keep all sewer connections free from obstructions, keep said PREMISES clean and neat, and keep the sidewalk in front of said PREMISES clean, open and free from obstructions, rubbish, dirt, snow and ice.

10. ALTERATIONS TO PREMISES. LESSEE shall not make any changes in to the structure or the interior of the PREMISES without LESSOR'S consent and approval.

11. SIGNS. Any sign which LESSEE wishes to place on or about the exterior of the PREMISES requires LESSOR'S prior approval.

12. DELIVERY, ACCEPTANCE, AND SURRENDER OF PREMISES. LESSEE agrees that it has accepted the PREMISES on possession as being in a good state of repair and in sanitary condition. LESSEE agrees to surrender the PREMISES to the LESSOR at the end of the Lease term, if the Lease in not renewed, in the same condition as when LESSEE took possession, allowing for reasonable use and wear. LESSEE agrees to remove all business signs or symbols placed on the PREMISES before redelivery of the PREMISES to the LESSOR, and to restore the portion of the PREMISES on which such signs or symbols were placed to the same condition as before their placement.

13. PARTIAL DESTRUCTION OF PREMISES. Partial destruction of the PREMISES shall not render this Lease void or voidable, or terminate it except as herein provided. If the PREMISES are partially destroyed during the term of this Lease, LESSOR shall repair them, when such repairs can be made in conformity with the local, state, and federal laws and regulations, within ninety (90) days of the partial destruction. Rent for the PREMISES will be reduced proportionally to the extent to which the repair operations interfere which the normal conduct of LESSEE'S business on the PREMISES. If the repairs cannot be so made in ninety (90) days, or if LESSOR does not elect to make them within such time, either party hereto has the option to terminate this Lease.

14. LESSOR'S ENTRY FOR INSPECTION AND MAINTENANCE. LESSOR reserves the right to enter on the PREMISES at reasonable times to inspect them, to perform required maintenance and repair, or to make additions or alterations to any part of the building in which the PREMISES are located, and LESSEE agrees to permit LESSOR


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     to do so. LESSOR may, in connection with such alterations, additions, or repairs, erect scaffolding, fences, and similar structures, post relevant notices, and place moveable equipment without any obligation to reduce LESSEE'S rent for the PREMISES during such period and without incurring liability to LESSEE for disturbance of quiet enjoyment of the PREMISES, or loss of occupation thereof.

15. POSTING "FOR SALE", "FOR LEASE", OR "FOR RENT" SIGNS. LESSOR reserves the right to place "For Sale" signs on the PREMISES at any time during the Lease, or "For Lease" or "For Rent" signs on the PREMISES at any time within ninety (90) days of expiration of the Lease, if LESSEE has not exercised an option to renew, and LESSEE agrees to permit LESSOR to do so.

16. "QUITTING BUSINESS", "BANKRUPTCY", OR "LOST OUR LEASE" SALES. LESSEE agrees not to conduct "Quitting Business", "Lost our Lease", "Bankruptcy", or other such types of sales on the PREMISES without LESSOR'S written consent.

17. LESSEE TO CARRY LIABILITY INSURANCE. LESSEE agrees to procure and maintain in force during the term of this Lease and any extension thereof, at LESSEE'S expense, public liability insurance in companies and through brokers approved by LESSOR, adequate to protect against liability for damage claims through public use of or arising out of accidents occurring in or around the PREMISES, in a minimum amount of One Million Dollars ($1,000,000.00) single limit policy. Such insurance policies shall provide coverage for LESSOR'S contingent liability on such claims or losses. The policies shall be delivered to LESSOR for keeping. LESSEE agrees to obtain a written obligation from the insurers to notify LESSOR in writing at least thirty (30) days prior to cancellation or refusal to renew any such policies. LESSEE agrees that, if such insurance policies are not kept in force during the entire term of this Lease and any extension thereof, LESSOR may procure the necessary insurance, pay the premium therefor, and that such premium shall be repaid to LESSOR as an additional rent installment for the month following the date on which such premiums are paid.

18. LESSEE'S ASSIGNMENT, SUBLEASE, OR LICENSE FOR OCCUPATION BY OTHER PERSONS. LESSEE agrees not to assign or sublease the PREMISES any part thereof, or any right or privilege connected therewith, or to allow any other person, except LESSEE'S agents and employees, to occupy the PREMISES or any part thereof, without first obtaining LESSOR'S written consent. One consent by LESSOR shall not be a consent to a subsequent assignment, sublease, or occupation by other persons. LESSEE'S unauthorized assignment, sublease, or license to occupy shall be void, and shall terminate the Lease at LESSOR'S option. LESSEE'S interest in this Lease is not assignable by operation of law, nor is any assignment of LESSEE'S interest herein valid without LESSOR'S written consent.

19. LEASE BREACHED BY LESSEE'S RECEIVERSHIP, ASSIGNMENT FOR BENEFIT OF CREDITORS, INSOLVENCY, OR BANKRUPTCY. Appointment of a receiver to take possession of LESSEE'S assets LESSEE'S general assignment for benefit of creditors, or LESSEE'S insolvency or taking or suffering action under the Bankruptcy Act is a breach of this Lease.



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20.  LESSOR'S REMEDIES ON LESSEE'S BREACH. If LESSEE breaches this Lease,
     LESSOR shall have the following remedies in addition to his other rights and remedies in such event:

     A. REENTRY. LESSOR may reenter the PREMISES immediately, and remove all of LESSEE'S personnel and property therefrom. LESSOR may store the property in a public warehouse or at another place of LESSOR'S choosing at LESSEE'S expense or to LESSEE'S account.

     B. TERMINATION. After reentry, LESSOR may terminate the Lease by giving ten (10) days' written notice of such termination to LESSEE. Reentry only, without notice of termination, will not terminate the Lease.

     C. RELETTING PREMISES. After reentering, LESSOR may relet the PREMISES or any part thereof, for any term, without terminating the Lease, at such rent and on such terms as LESSOR may choose. LESSOR may make alterations and repairs to the PREMISES for such purposes.

     D. LIABILITY OF LESSEE ON RELETTING. LESSEE is liable to LESSOR in addition to LESSEE'S other liability for breach of the Lease for all expenses of the reletting, and of the alterations and repairs made, which LESSOR may incur. In addition, LESSEE is liable to LESSOR for the difference between the rent received by LESSOR under the reletting and the rent installments that are due for the same period under this Lease.

     E. APPLICATION OF RENT ON RELETTING. LESSOR at LESSOR'S option may apply the rent received from reletting the PREMISES as follows:

          (1) To reduce LESSEE'S indebtedness to LESSOR under the Lease, not including indebtedness for rent;

          (2)  To expenses of the reletting and alterations and repairs made;

          (3)  To rent due under this Lease;

          (4)  To payment of future rent under this Lease as it becomes due.

     F. ACCELERATION OF RENT. LESSOR may recover from LESSEE on terminating the Lease for LESSEE'S breach all damages proximately resulting form the breach, including the cost of recovering the PREMISES, and the worth of the balance of this Lease over the reasonable rental value of the PREMISES for the remainder of the Lease term, which sum shall at LESSOR'S option be immediately due to LESSOR from LESSEE.

21. MANNER OF GIVING NOTICE. Notices given pursuant to the provisions of this Lease, or necessary to carry out its provisions, shall be in writing, and delivered personally to the party to whom the notice is to be given, or mailed postage prepaid,




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     addressed to such person. LESSOR'S address for this purpose shall be as given below, or such other address as LESSOR may in writing designate to LESSEE. Notices to LESSEE may be addressed to LESSEE at the PREMISES.

22. EFFECT OF LESSOR'S WAIVER. LESSOR'S waiver of breach of one covenant and condition of this Lease is not a waiver of breach of others, or of subsequent breach of the one waived. LESSOR'S acceptance of rent installments after breach is not a waiver of the breach, except of breach of the covenant to pay the rent installment of installments accepted.

23. LEASE APPLICABLE TO SUCCESSORS, ETC. This lease and the covenants and conditions hereof apply to and are binding on the heirs, successors, executors, administrators, and assigns of the parties hereto.

24.  TIME OF ESSENCE. Time is of the essence of this Lease.

25. EFFECT OF EMINENT DOMAIN PROCEEDINGS. Eminent domain proceedings resulting in the condemnation, of a part of the PREMISES herein that leave the rest unusable by LESSEE for purposes of the business for which the PREMISES are leased will terminate this Lease. The effect of condemnation, should the PREMISES be suitable for the purposes of the business, will be to terminate the Lease as to the portion of the PREMISES condemned, and leave it in effect as to the remainder of the PREMISES. LESSEE'S rental for the remainder of the Lease term shall in such case be reduced by the amount that the usefulness of the PREMISES to LESSEE such business purposes is reduced. All compensation awarded in the eminent domain proceedings as a result of such condemnation shall be LESSOR'S. LESSEE hereby assigns and transfers to LESSOR any claim LESSEE may have to compensation for damages as a result of such condemnation.

26. OPTION TO RENEW. LESSOR grants to LESSEE, upon the due performance of the agreements conditions, covenants and terms herein contained on the LESSEE'S part to be kept, observed and performed, the right to renew the term of the Lease for one (1) additional three (3) year term, provided the LESSEE shall have given written notice on or before six (6) months prior to expiration of this Lease or the renewal term if applicable, to LESSOR or LESSOR'S successors or assigns, of LESSEE'S intention to so renew the Lease, for such further term. The renewal term or terms shall be on the same terms and conditions as the original term except that the base monthly rent of TWO THOUSAND TWO HUNDRED DOLLARS ($2,200.00), plus increases during the original term for taxes, assessments, and insurance, shall for the first
     (1st) year of the renewal term be increased in proportion to the increase in the Consumer Price Index from the beginning of the original term to its expiration. The Revised Consumer Price Index for Urban Wage Earners and Clerical Workers for Cinci., OH: All Items-A(1967+100) shall be used, or if changed or discontinued then such other similar economic indicator then published as determined by the LESSOR. For each subsequent year of the renewal term or terms, the monthly rental shall be increased in proportion to the increase in the C.P.I. during the preceding year. The rent for each successive year of the renewal term(s) shall be increased by the amount of increases in the prior year of taxes, assessments, and insurance plus the proportionate increase in the C.P.I. for such preceding year.



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IN WITNESS WHEREOF, LESSOR executed this Lease on the       day of       , 1998.

     WITNESS:                              LESSOR: SHARONHILLS, INC.

     /s/ Shirley Brewster                  /s/ J.J. Steckler
     --------------------                  -------------------------------
Printed: Shirley Brewster                  J.J. STECKLER, PRESIDENT
         ----------------                  11441 LIPPELMAN RD. 2nd FLOOR
                                           CINTI., OH 45246

                                           P.O. BOX 62051
                                           CINTI., OH 45262

STATE OF OHIO       )
                    )  SS:
COUNTY OF HAMILTON  )

     Acknowledged before me a Notary Public on this 19 day of March, 1999.

       BOBBI L. NAPIER                               Bobbi L. Napier
  NOTARY PUBLIC, STATE OF OHIO                  -------------------------
MY COMMISSION EXPIRES: MAY 10, 2003                   Notary Public


IN WITNESS WHEREOF, LESSEE executed this Lease on 21 day of March, 199  .


WITNESS:                                 LESSEE: JOHN FITZGERALD
                                                 DBA PICK UPS PLUS


                                         /s/ John J. Fitzgerald
---------------------------              -------------------------------


PRINTED:  John Fitzgerald                JOHN J. FITZGERALD      398-4344
          ----------------               3522 IRWIN SIMPSON RD.
                                         MASON, OH 45040


STATE OF OHIO       )
                    )  SS:
COUNTY OF           )

     Acknowledged before me a Notary Public on this    day of       , 199  .


                                             -------------------------
                                                  Notary Public



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